Exhibit 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report of ConocoPhillips

(the Company) on Form 10-K for the period ended
December 31, 2019, as filed with the U.S.

Securities and Exchange Commission on the

date hereof (the
Report), each of the undersigned hereby certifies,

pursuant to 18 U.S.C. Section 1350, as adopted

pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002,

that to their knowledge:

(1)

The Report fully complies with the requirements

of Sections 13(a) or 15(d) of the Securities
Exchange Act of 1934; and

(2)

The information contained in the Report fairly

presents, in all material respects, the financial
condition and results of operations of the Company.

February 18, 2020

/s/ Ryan M. Lance
Ryan M. Lance
Chairman and
Chief Executive Officer

/s/ Don E. Wallette, Jr.
Don E. Wallette, Jr.
Executive Vice President and
Chief Financial Officer